Exhibit 5.1

August 19, 2025

Sow Good Inc. 1440 N. Union Bower Road Irving, Texas 75061

Ladies and Gentlemen:

We have acted as counsel to Sow Good Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale by the selling stockholders named in the prospectus contained in the Registration Statement (the “Selling Stockholders”) of (i) 8,286,326 outstanding shares (the “Outstanding Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) 4,522,282 shares (the “Conversion Shares”) of Common Stock issuable upon conversion of the Senior Convertible Promissory Notes of the Company (the “Convertible Notes”) held by certain of the Selling Stockholders named in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the offer and sale of the shares of Common Stock.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Form of Common Stock Certificate, filed as Exhibit 4.1 to the Annual Report on Form 10-K filed with the Commission on March 22, 2024;

(c)	Copies of the Convertible Notes;

(d)	the Certificate of Incorporation, filed as Exhibit 3.3 to the Current Report on Form 8-K filed with the Commission on February 22, 2024;

(e)	a copy of the Amended and Restated Bylaws of the Company, filed as Exhibit 3.4 to the Current Report on Form 8-K filed with the Commission on February 22, 2024;

(f)	copies of resolutions of the Board of Directors of the Company; and

(g)	a copy of a certificate of the Secretary of State of the State of Delaware, dated the date hereof, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that:

(i) the Outstanding Shares are validly issued, fully paid and nonassessable; and

(ii) the Conversion Shares have been duly authorized and, when delivered upon conversion in accordance with the terms and conditions set forth in the Convertible Notes, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the resale of the Outstanding Shares and the Conversion Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the shares of Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

DV:AC